RESTATED ARTICLES OF INCORPORATION
                                       OF
                            EASTERN STAR MINING, INC.


     The undersigned, who are the President and Secretary of Eastern Star Mining, Inc., a Nevada corporation, in compliance with NRS 78.404, and being authorized and directed by the Board of Directors of Eastern Star Mining, Inc., hereby certify that:


     1. Pursuant to the Articles and Agreement of Merger dated June 23, 1989, and filed with the Secretary of State of Nevada August 24, 1989, Eastern Star Mining, Inc., an Idaho corporation, was merged with and into Eastern Star Mining, Inc., a Nevada corporation. Immediately prior to the time of the merger there were 1,349,819 common shares of Eastern Star Mining, Inc., an Idaho corporation, and one share of Eastern Star Mining, Inc., a Nevada corporation outstanding, notwithstanding that the Articles of Agreement of Merger mistakenly recited that 1,349,819 common shares of the Nevada corporation were issued and outstanding prior to the merger.


     As a result, the number of shares of outstanding common stock of Eastern Star Mining, Inc., the surviving corporation in the merger, was incorrectly stated in the Articles and Agreement of Merger. At and subsequent to the effective date of the merger between Eastern Star Mining, Inc. (an Idaho corporation) and Eastern Star Mining, Inc. (a Nevada corporation), which was the surviving corporation following the merger, there were 1,349,819 shares of common stock, par value $0.001 of the surviving corporation issued and outstanding.


     2. Effective November 5, 1996 resolutions were adopted by unanimous written consent of the Board of Directors declaring the advisability and desirability of amending and restating the Articles of Incorporation of Eastern Star Mining, Inc., and calling a special meeting of the shareholders for the consideration thereof to-wit:


          RESOLVED, that, subject to the ratification and approval of the shareholders of Eastern Star Mining, Inc., the Articles of
     Incorporation  shall be  amended  and  restated  as  permitted  by NRS
     78.385.1(e) and 78.403 to read, as so amended and restated, as set forth below.


     3. Pursuant to NRS 78.320.1, a formal meeting of the shareholders of Eastern Star Mining, Inc. was not called or noticed, but written consent of shareholders holding at least a majority of the voting power of the corporation was secured to take effect as of November 11, 1996, approving, by resolution, the action of the Board of Directors in amending and restating the Articles of Incorporation to read as so amended and restated as follows:

     FIRST; The name of the corporation is Eastern Star Mining, Inc.

     SECOND: The registered agent for the corporation and the location of the principal office of this corporation within the state of Nevada is Marilyn K. Radloff, 115 Taurus Circle, Reno, Nevada, 89511.

     THIRD: The corporation shall have unlimited power to engage in and to do any lawful act concerning any or all lawful businesses for which corporations may be organized under the General Corporation Law of Nevada.

     FOURTH: The aggregate number of shares which the corporation shall have authority to issue is 100,000,000, of which 95,000,000 shares shall be common stock, $0.001 par value ("Common Stock") and 5,000,000 shares shall be preferred stock, $0.01 par value ("Preferred Stock"). the designations, preference, limitations and relative rights of shares of each class of stock are as follows:

     1. Common Stock. The rights of holders of Common Stock to receive dividends or to share in the distribution of assets in the event of liquidation, dissolution or winding up of the affairs of the corporation shall be subject to the preferences, limitations and relative rights of the holders of Preferred Stock. The holders of the Common Stock shall be entitled to one vote for each share of Common Stock held by them of record at the time for determining the holders thereof entitled to vote.

     2. Preferred Stock. The corporation may issue the Preferred Stock from time to time in one or more series with such distinctive designations, rights, preferences and limitations as the Board of Directors shall determine. The Board of Directors hereby is expressly vested with the authority to fix and determine the relative rights and preferences of each such series of Preferred Stock to the full extent permitted by these Articles of Incorporation and the General Corporation Law of Nevada in respect to the following:

          (a) The rate of dividend, if any, the time of payment of dividends, when the dividends are cumulative, and the date from which any dividends shall accrue;

          (b) Whether shares may be redeemed and if so, the redemption price and the terms and conditions of redemption;

          (c) The amount payable upon shares in event of either voluntary or involuntary liquidation;

          (d) Sinking fund or other provisions, if any, for the redemption or purchase of shares;

          (e) The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion; and

          (f) Voting powers, if any.

Notwithstanding the fixing of the number of shares constituting the particular series upon the issuance thereof, the Board of Directors may at any time thereafter authorize the issuance of additional shares of the same series or may reduce the number of shares constituting such series.


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



     The Board of Directors expressly is authorized to vary the provisions relating to the foregoing matters between the various series of Preferred Stock, but in all other respects the shares of each series shall be of equal rank with each other, regardless of series. All Preferred Stock in any one series shall be identical in all respects.

     FIFTH: The members of the governing board shall be styled "directors." The names and addresses of the persons who serve as directors until their successors are duly elected and shall qualify are:

Name                                                Address
----                                                -------

Jean P. Boyd.....................................   265 Kern Avenue
                                                    Morro Bay, California 93442

Cindy Mendez.....................................   4526 North Laureen
                                                    Fresno, California 93726

Dan Reddell......................................   2541 Nutmeg Avenue
                                                    Morro Bay, California 93441

The number of directors servicing on the Board of Directors at any one time shall be not less than three nor more than nine, the exact number to be set by the Bylaws.

     SIXTH: The capital stock of this corporation shall not be subject to assessment to pay the debts of the corporation, and, in this particular, these Articles of Incorporation shall not be subject to amendment; provided, however, that nothing contained in this Article SIXTH shall prohibit the subscription for shares of the Company's capital stock from being paid in full at such time or in such installments as determined by the Board of Directors of the corporation.

     SEVENTH: The corporation shall have perpetual existence.

     EIGHTH: No holder of shares of stock of any class of the corporation, whether now or hereafter authorized, shall have the preemptive right to purchase, receive or subscribe for any of the unissued stock of the corporation, or for any stock of the corporation hereafter authorized to be issued, or for bonds, debentures, or other securities convertible into stock of any class of the corporation, or for stock held in the treasury of the corporation; and all such unissued and additional shares of stock, bonds, debentures, or other securities convertible into stock of any class of the corporation as well as stock held in the treasury of the corporation, however, the same may be acquired, may be issued and disposed of by the Board of Directors to such person or persons and on such terms and for such consideration (so far as may be permitted by law) as the Board of Directors in their absolute discretion may deem advisable.

     NINTH: Cumulative voting in the election of directors is not permitted. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders.


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



     ELEVENTH: No director or officer of the corporation shall be personally liable to the corporation or any of its stockholders for damages for breach of fiduciary duty as a director o officer, except that such provisions will not eliminate or limit the liability of a director or officer for any act or omission which involves intentional misconduct, fraud, or a knowing violation of law or for the payment of any dividend in violation of Section 78.300 of the Nevada Revised Statutes.

     TWELFTH: The corporation shall, to the fullest extent permitted by Nevada law as in effect from time to time, indemnify any person against all liability and expense (including attorneys' fees) incurred by reason of the fact that he is or was a director or officer of the corporation or, while serving as a director or officer of the corporation, he is or was serving at the request of the corporation as a director, officer, partner or trustee of, or in any similar managerial or fiduciary position of, or as an employee or agent of, another corporation, partnership, joint venture, trust, association, or other entity. Expenses (including attorneys' fees) incurred in defending an action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding to the fullest extent and under the circumstances permitted by Nevada law. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, fiduciary or agent of the corporation against any liability asserted against and incurred by such person in any such capacity or arising out of such person;'s position, whether or not the corporation would have the power to indemnify against such liability under the provisions of this Section TWELFTH. The indemnification provided by this Section TWELFTH shall not be deemed exclusive of any other rights to which those indemnified may be entitled under these Articles of Incorporation, any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise, and shall inure to the benefit of their heirs, executors and administrators. The provisions of this Section TWELFTH shall not be deemed to preclude the corporation from indemnifying other persons from similar or other expenses and liabilities as the Board of Directors or the stockholders may determine in a specific instance or by resolution of general application.

     THIRTEENTH: The directors of this corporation shall be subject to the doctrine of corporate opportunities only insofar as it applies to business opportunities which this corporation has expressed an interest as determined from time to time by the corporation's Board of Directors as evidenced by resolutions appearing in the corporation's minutes. When such areas of interest are delineated, all such business opportunities within such areas of interest which come to the attention of the directors of this corporation shall be disclosed promptly to this corporation and made available to it. The Board of Directors may reject any business opportunity presented to it for any valid business reasons and thereafter any officer or director may avail himself (herself) of such opportunity. Until such time as this corporation shall be free to engage in such areas of interest on their own and this doctrine shall not limit the rights of any director of this corporation to continue a business existing prior to the time that such area of interest is designated by this corporation. This provision shall not be construed to release any employee of the corporation from any duties which he may have as an employee to the corporation.

     FOURTEENTH: No contract or other transaction between the corporation and one or more of its directors or officers, or between the corporation and any corporation, firm or association in which one or more of its directors or officers are directors or officers or are financially interested, shall be either void or voidable solely due to such financial interest or association or solely because any such director or officer is present at the meeting of the Board of Directors or a committee thereof which authorizes or approves the contract or transaction, or because the vote or votes of common or interested directors are counted for such purpose, so long as either (i) the fact of the common directorship or financial interest is disclosed or known to the corporation's Board of Directors or committee and noted in the Minutes and the Board or committee authorizes, approves, or ratifies the contract or transaction in good faith by a vote sufficient for the purpose without counting the vote or votes of such director or directors; (ii) the fact of the common directorship or financial interest is disclosed or known to the stockholders, and they approve or ratify the contract or transaction in good faith by a majority vote or written consent of the stockholders holding a majority of the shares entitled to vote and the votes of the common or interested directors or officers shall be counted in any such vote of the stockholders; or (iii) the contract or transaction is fair as to the corporation at the time it is authorized or approved. The common or interested directors maybe counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves, or ratifies a contract or transaction, and if the vote of the common or interest directors is not counted at such meeting, then a majority of the disinterested directors may authorize, approve or ratify a contract or transaction.

     FIFTEENTH: Nothing contained in these Articles of Incorporation shall prohibit the corporation from declaring and paying dividends on its outstanding common or preferred stock in assets other than cash, including the corporation's common or preferred stock, so long as such dividends are paid out of the excess of its assets over liabilities, including capital, or if no excess, out of its net profits for the fiscal year then current and the preceding fiscal year, or out of its net profits for the preceding fiscal year, but not otherwise, in accordance with the provisions of the General Corporation Law of Nevada.

     SIXTEENTH: The directors of this corporation are authorized to adopt, confirm, ratify, alter, amend, rescind, and repeal Bylaws or any portion thereof from time to time.

     4. The foregoing resolutions adopting the Restated Articles of Incorporation are true, correct, and exact copies of the resolutions adopted effective November 5, 1996 and November 11, 1996; and they are currently in full force and effect and have not been altered, amended, modified, rescinded, or revoked.


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



     IN WITNESS WHEREOF, the undersigned President and Secretary of Eastern Star Mining, Inc. have executed this Restated Articles of Incorporation this 6th day of January, 1997.


                                       EASTERN STAR MINING, INC.




                                       By  /s/ Jean P. Boyd
                                          --------------------------------------
                                          Jean P. Boyd, President




                                       By /s/ Dan Reddell
                                         ---------------------------------------
                                         Dan Reddell, Secretary


STATE OF CALIFORNIA                 )
                                    ) ss.
COUNTY OF SAN LUIS OBISPO           )


     On 1/6/97, before me, Cheryl Snyder-Horne, personally appeared Jean P. Boyd and Dan Reddell, personally known to me to be the person(s) whose name(s) are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacity(ies), and that by their signature(s) on the instrument the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

         WITNESS my hand and official seal.


(S E A L)                                    /s/ Cheryl Snyder-Horne
                                             -----------------------------------
                                             Notary Public--California
                                             San Luis Obispo County
                                             My commission expires July 21, 1998



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